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                                                                   EXHIBIT 10.38

                      NOTE AND LOAN AND SECURITY AGREEMENT
                      MODIFICATION AND EXTENSION AGREEMENT
                      ------------------------------------


     THIS NOTE AND LOAN AND SECURITY AGREEMENT MODIFICATION AGREEMENT (the "AGREEMENT") made as of this 30th day of April, 1998, by and between BLUE FISH CLOTHING, INC., a Pennsylvania corporation, having an address located at P.O. Box 36, #3 Sixth Street, Frenchtown, New Jersey 08825 (hereinafter "BORROWER"), and CARNEGIE BANK, N.A., having an address at 619 Alexander Road, Princeton, New Jersey 08543 (the "BANK").


                                  WITNESSETH:
                                  -----------

     WHEREAS, the Bank is the holder of a certain Revolving Note (the "NOTE") dated February 9, 1996, made by the Borrower to the Bank in the principal amount of up to One Million and 00/100 ($1,000,000.00) DOLLARS (the "LOAN"); and

     WHEREAS, the Note is secured by a Loan and Security Agreement (the "SECURITY AGREEMENT") dated February 9, 1996, which Security Agreement grants a lien on all inventory and receivables more accurately described in the Schedule "A" attached thereto (the "COLLATERAL") (the Note, the Security Agreement, and all other documents executed or delivered in connection with the Loan, henceforth collectively referred to as the "LOAN DOCUMENTS"); and

     WHEREAS, the Borrower and the Bank extended the term of the Note and the Security Agreement pursuant to a certain Note and Loan and Security Agreement Extension Agreement dated as of February 9, 1997; and

     WHEREAS, the Borrower and the Bank decreased the principal loan amount available to Borrower under the Note and the Security Agreement pursuant to a certain Note and Loan and Security Agreement Modification Agreement dated as of June 27, 1997; and

     WHEREAS, the Borrower has requested that the Bank increase the principal loan amount which may be outstanding under the Note and the Security Agreement and extend the term of the Note and the Security Agreement as provided herein; and

     WHEREAS, the Bank is willing to increase the principal loan amount which may be outstanding under the Note and the Security Agreement and extend the term of the Note and the Security Agreement, on certain terms and conditions as hereinafter provided.


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     NOW, THEREFORE, for and in consideration of the premises (which are deemed herein contained) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.  PRINCIPAL AMOUNT OF LOAN.

     The Borrower acknowledges that the outstanding principal balance due by the Borrower under the Note is, as of March 12, 1998, equal to the sum of Five Hundred Thousand and 00/100 ($500,000.00) Dollars. From and after the date hereof in no event shall the outstanding principal balance due under the Note exceed the amount of One Million and ($1,000,000.00) Dollars. Borrower hereby represents, warrants and confirms that there are no set-offs, rights, claims or causes of action of any nature whatsoever which the Borrower has or may assert against the Bank with respect to the Note, the Security Agreement or the other Loan Documents.

     2.  REQUEST FOR MODIFICATION AND EXTENSION.

     The Borrower has requested and the Bank has agreed to an increase in the principal loan amount which may be outstanding under the Note and the Security Agreement and the other Loan Documents to One Million ($1,000,000.00) Dollars, and an extension of the term of the Note, the Security Agreement, and the other Loan Documents to April 30, 1999. This Agreement provides for that increase in the principal loan amount and extension of the term.

     3.  MODIFICATION AND EXTENSION OF NOTE AND SECURITY AGREEMENT.

     The Note and Security Agreement are hereby modified and extended as follows:

     (a)  INTEREST RATE.

     Interest shall be charged on the outstanding principal balance of the Loan from March 12, 1998, until the full amount of principal due hereunder has been paid at a rate equal at all times to the Prime Rate plus three quarters percent (3/4%) per annum. Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year. "Prime Rate" means the rate of interest published by the Wall Street Journal. The rate of interest shall change automatically and immediately as of the date of any change in the Prime Rate, without notice to Borrower or any endorser, surety or guarantor. Any such change shall not affect or alter any of the other terms and conditions of the Note.

     (b)  REPAYMENT.

     (1) Borrower shall pay Bank the total amount of all unpaid principal balance, interest accrued to the date such payment is received by Bank, and other costs, expenses


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and charges of any nature whatsoever due or assessable hereunder, on or before
April 30, 1999, (the "MATURITY DATE"), unless earlier accelerated pursuant to the terms of the Security Agreement.

          (2) Interest on the unpaid principal balance shall be due and payable on the first business day of each month, commencing on the first (1st) day of April, 1998, and on the first (1st) day of each month thereafter.

          (3) Upon the occurrence of Borrower's failure to make any payments required hereunder within ten (10) days of the date when due, Borrower shall pay a late payment charge on all amounts overdue equal to six (6%) percent of the overdue amount for each thirty (30) day period, or part thereof, that such amount is overdue, computed from the date when such amount should have been paid.

          (4) Borrower shall have the right and option of prepaying all or part of the principal or interest due on the Note at any time before maturity and without penalty, in accordance with the terms of the Security Agreement.

     (c) CHANGE OF INTEREST RATE AFTER MATURITY OR ACCELERATION.

          From and after the Maturity Date or from and after the occurrence of an Event of Default, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing under the Note or the Security Agreement shall, at Bank's option, bear interest at a default rate of one half of one percent (.5%) per annum above the interest rate then in effect under the Note, for the first thirty (30) days of said default, and an additional increase of one half of one percent (.5%) during each thirty (30) day period thereafter during which the default continues. Upon curing the default, the interest rate shall revert to the initially agreed upon interest rate effective on the date on which the default is cured.

     (d) SECURITY FOR THE NOTE.

          As and for security for the repayment of any liabilities of Borrower to Bank, and all other sums at any time due to Bank pursuant to the terms of this Agreement or any Loan Document, Borrower does hereby grant to Bank and create in favor of Bank a security interest in, to and under the following collateral:

     All accounts, including, without limitation, accounts receivable and contract rights, notes, notes receivables, instruments or chattel paper of the Borrower now existing or hereafter arising.

     All interest of the Borrower, now existing or hereafter arising, in goods or merchandise as to which an account for goods sold and delivered has arisen.


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     All inventory of the Borrower, now owned or hereafter acquired. All machinery, equipment, tools, furnitures and fixtures of the Borrower, including related drawings and blueprints, now owned or hereafter acquired.

     All goods, personalty, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, or other property owned by the Borrower or in which it has an interest which are now or hereafter may be in the possession or control of the Bank by documents of title or otherwise.

     General intangibles (including, without limitation, bills of lading, dock warrants, dock receipts and warehouse receipts), all of the Borrower, whether now owned or existing or hereafter arising or acquired.

     Interests of the borrower in goods or merchandise, whether now owned or existing or hereafter arising or acquired, as to which an account receivable has arisen.

     As to all of the foregoing, cash proceeds, noncash proceeds and products thereof, additions and accessions thereto, replacements and substitutions therefor and all related books, records, journals, computer printouts and data, of the Borrower.

     (e)  RIGHT OF SETOFF BY THE BANK.

          Upon the occurrence of an Event of Default, to the extent permitted by and in addition to any other remedy provided by law, and regardless of the adequacy of any collateral or other means of obtaining repayment of the obligations evidenced hereby, Bank shall have the right immediately and without notice or other acts, and is specifically authorized hereby, to setoff against any of the Borrower' obligations under the Note or the Security Agreement any sum owed by the Bank or any of Bank's affiliates in any capacity to the Borrower whether due or not, or any property of the Borrower in the possession of the Bank or any of Bank's affiliates, even if effecting such setoff results in a loss or reduction of interest to Borrower or the imposition of a penalty applicable to the early withdrawal of time deposits. Bank shall be deemed to have exercised such right of setoff and to have made a charge against any such sum or property immediately upon the occurrence of the Event of Default, even though the actual book entries may be made at some time subsequent.

     (f)  WAIVER OF JURY TRIAL.

          BORROWER AND BANK AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR BORROWER ON OR WITH RESPECT TO THE NOTE, THE SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BANK AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT


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MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY
SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS MORTGAGE AND THAT BANK WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART HEREOF.

     4. CONTINUED VALIDITY OF ORIGINAL LOAN DOCUMENTATION.

        Except as otherwise provide herein, the Note, the Security Agreement, and the other Loan Documents shall continue in full force and effect, in accordance with their respective terms, and the parties hereto hereby expressly ratify, confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to the Loan Documents, as modified by this Agreement, and Borrower agrees that the same shall constitute valid and binding agreements of Borrower, enforceable in accordance with their respective terms.

     5. MODIFICATION AGREEMENT CONTROLS.

        In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Note, or Security Agreement or the Extension Agreement, the terms and conditions of this Agreement shall control.

     6. NO NOVATION.

        This Agreement does not represent in any way new indebtedness evidenced by the Note. It is the intention of the parties hereto that this Agreement shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Security Agreement, or any other instrument securing the Loan.

IN WITNESS WHEREOF, the parties have executed this Note and Loan and Security Agreement Modification Agreement as of the date first above written.


ATTEST:                                       Borrower:
                                              Blue Fish Clothing, Inc.
                                              a Pennsylvania corporation


Eileen C. Wolfe                               By: /s/ Jennifer Barclay
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                                                  Jennifer Barclay


ATTEST:                                       CARNEGIE BANK, N.A.

MARY JO FLADENMULLER                          By: /s/ Eileen C. Wolfe
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